UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2007

Date of report (Date of earliest event reported)

SUPER LUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	33-1123472
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Rm 1901-2, Lucky Building 39 Wellington Street, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

ITEM 4.02      NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On or about February 8, 2007, our accountant notified us to disclose that the previously issued financial statements, which were filed on January 23, 2007, should not be relied upon.

The financial statements should not be replied upon because the independent auditor has not yet completed its final audit of the financial statements.

On February 8, 2007, the Board of Directors of the Company discussed the matter with our accountant and requested an immediate review of the financial statements for the period ended November 30, 2006. The review is now underway, and the amendment to the Form 10-KSB will be filed as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER LUCK, INC.

Date: February 12, 2007	By: /s/ Wilson Kin Cheung Wilson Kin Cheung, President and Director